Exhibit (a)(1)(D)
Offer to Purchase
All Outstanding Shares of Common Stock
of
SOUNDTHINKING, INC.
at
$8.00 per share, net to the stockholder in cash, without interest, plus one non-transferable contingent value right per share, which represents the contractual right to receive a contingent cash payment of up to $3.00 per contingent value right, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones
Pursuant to the Offer to Purchase dated October 20, 2026
by
TRANSOM SIGNAL MERGERSUB, INC.,
a wholly owned subsidiary
of
TRANSOM SIGNAL ACQUIRECO, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON NOVEMBER 17, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

October 20, 2026
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated October 20, 2026 (the “Offer to Purchase”), and the related Letter of Transmittal, dated October 20, 2026 (the “Letter of Transmittal”), in connection with the offer by Transom Signal MergerSub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Transom Signal AcquireCo, LLC, a Delaware limited liability company (“Parent”), to purchase any and all of the issued and outstanding shares of common stock, par value $0.005 per share (the “Shares”), of SoundThinking, Inc., a Delaware corporation (“SoundThinking”), at a purchase price of (i) $8.00 per Share, net to the stockholder in cash, without interest (the “Cash Amount”), plus (ii) one non-transferable contingent value right per Share (each, a “CVR” and together with the Cash Amount, the “Offer Price”), which represents the contractual right to receive a contingent cash payment of up to $3.00 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into by and among Parent, SoundThinking and a rights agent selected by Parent and reasonably acceptable to SoundThinking, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”).
Also enclosed is SoundThinking’s Solicitation/Recommendation Statement on Schedule 14D-9.
THE BOARD OF DIRECTORS OF SOUNDTHINKING UNANIMOUSLY RESOLVED TO RECOMMEND THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.
We or our nominees are the holders of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:
1. The Offer Price is the Cash Amount plus one non-transferable CVR per Share representing the contractual right to receive a contingent cash payment of up to $3.00 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of the CVR Agreement.
2. The Offer is being made for all issued and outstanding Shares.
3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated September 28, 2026 (as it may be amended or otherwise modified from time to time, the “Merger Agreement”), by and among SoundThinking, Parent and Merger Sub, pursuant to which, after consummation of the Offer and subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into SoundThinking pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), upon the terms and subject to the conditions set forth in the Merger Agreement, with SoundThinking continuing as the surviving company and becoming a wholly owned subsidiary of Parent (the “Merger”).
4. The Board of Directors of SoundThinking unanimously (i) determined that the Merger Agreement, the CVR Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable, fair to and in the best interests of SoundThinking and its stockholders, (ii) approved the Merger Agreement, the CVR Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, (iii) resolved that the Merger shall be effected under Section 251(h) of the DGCL, and (iv) recommended that the stockholders of SoundThinking tender their Shares to Merger Sub pursuant to the Offer, in each case upon the terms and subject to the conditions set forth in the Merger Agreement.
5. The Offer and withdrawal rights will expire on the Expiration Date. The term “Expiration Date” means one minute after 11:59 p.m., New York City time, on November 17, 2026, unless the expiration of the Offer is extended to a subsequent time and date in accordance with the terms of the Merger Agreement, in which case the term “Expiration Date” means such subsequent time on such subsequent date.
6. The Offer and the Merger are not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof (the “Instruction Form”). An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The Offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Merger Sub.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase
All Outstanding Shares of Common Stock
of
SOUNDTHINKING, INC.
at
$8.00 per share, net to the stockholder in cash, without interest, plus one non-transferable contingent value right per share, which represents the contractual right to receive a contingent cash payment of up to $3.00 per contingent value right, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones
Pursuant to the Offer to Purchase dated October 20, 2026
by
TRANSOM SIGNAL MERGERSUB, INC.,
a wholly owned subsidiary
of
TRANSOM SIGNAL ACQUIRECO, LLC
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 20, 2026 (the “Offer to Purchase”), and the related Letter of Transmittal, dated October 20, 2026 (the “Letter of Transmittal”), in connection with the offer by Transom Signal MergerSub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Transom Signal AcquireCo, LLC, a Delaware limited liability company (“Parent”), to purchase any and all of the issued and outstanding shares of common stock, par value $0.005 per share (the “Shares”), of SoundThinking, Inc., a Delaware corporation (“SoundThinking”), at a purchase price of (i) $8.00 per Share, net to the stockholder in cash, without interest, plus (ii) one non-transferable contingent value right per Share (each, a “CVR”), which represents the contractual right to receive a contingent cash payment of up to $3.00 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into by and among Parent, SoundThinking and a rights agent selected by Parent and reasonably acceptable to SoundThinking, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”).
The undersigned hereby instruct(s) you to tender to Merger Sub the number of Shares indicated below (or, if no number is indicated, all Shares) that are held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
The undersigned understand(s) and acknowledge(s) that Merger Sub will determine, in its sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal, and such determination will be final and binding, subject to the rights of holders of Shares to challenge such determination with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of any such court.
1. Merger Sub reserves the absolute right to (i) reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in Merger Sub’s opinion, be unlawful and (ii) waive any defect or irregularity in the tender of any Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders.
2. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to Merger Sub’s satisfaction.
3. None of Merger Sub, Parent or any of their respective affiliates or assigns, Equiniti Trust Company, LLC, in its capacity as the depositary and paying agent, D.F. King & Co., Inc., in its capacity as the information agent, or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Number of Shares to be Tendered	SIGN HERE

Shares*:	Signatures
Account No.:
Dated:
Please Print Name(s) and Address(es) Here
Area Code and Phone Number

Tax Identification Number or Social Security Number

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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